Registration No. 333-

As filed with the Securities and Exchange Commission on August 8, 2024

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

Natural Grocers by Vitamin Cottage, Inc.

(Exact name of registrant as specified in its charter)

Delaware	45-5034161
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

12612 West Alameda Parkway

Lakewood, Colorado 80228

(Address of Principal Executive Offices) (Zip Code)

Natural Grocers by Vitamin Cottage, Inc. 2012 Omnibus Incentive Plan, As Amended

(Full title of the plan)

Kemper Isely

Chairman, Director and Co-President

Natural Grocers by Vitamin Cottage, Inc.

12612 West Alameda Parkway

Lakewood, Colorado 80228

(303) 986-4600

(Name and address of agent for service) (Telephone number, including area code, of agent for service)

Copies to:

Lucy Schlauch Stark Holland & Hart LLP 555 17th Street, Suite 3200 Denver, Colorado 80202 (303) 295-8000	Jonathan Dhillon Vice President and General Counsel Natural Grocers by Vitamin Cottage, Inc. 12612 West Alameda Parkway Lakewood, Colorado 80228 (303) 986-4600

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

Registration of Additional Shares of Common Stock Under the 2012 Plan; Extension of Term of 2012 Plan

This registration statement on Form S-8 is being filed pursuant to General Instruction E of Form S-8 for the purpose of registering an additional 600,000 shares of common stock, $0.001 par value per share (“Common Stock”), of Natural Grocers by Vitamin Cottage, Inc. (the “Registrant”) issuable under the Natural Grocers by Vitamin Cottage, Inc. 2012 Omnibus Incentive Plan, as amended (the “2012 Plan”). Such additional shares of Common Stock are in addition to the: (i) 1,090,151 shares of Common Stock registered on the Registrant’s registration statement on Form S-8 filed with the Securities and Exchange Commission (the “Commission”) on July 27, 2012 (Commission File No. 333-182886), and (ii) the 600,000 shares of Common Stock registered on the Registrant’s registration statement on Form S-8 filed with the Commission on December 6, 2019 (Commission File No. 333-235379) (together, the “Prior Registration Statements”).

The 2012 Plan is described in the Company’s Definitive Proxy Statement on Schedule 14A, filed with the Commission on January 25, 2024. On March 6, 2024, at the Company’s 2024 Annual Meeting of Stockholders, the Company’s stockholders approved amendments to the 2012 Plan pursuant to which, effective as of that date: (i) the aggregate number of shares of Common Stock available for issuance under the 2012 Plan was increased by 600,000 shares, and (ii) the term of the 2012 Plan was extended by seven years, through July 19, 2034.

Incorporation by Reference

This registration statement relates to securities of the same class as that to which the Prior Registration Statements relate and is submitted in accordance with General Instruction E to Form S-8. Pursuant to General Instruction E of Form S-8, the contents of the Prior Registration Statements are incorporated herein by reference and made part of this registration statement, except as amended, modified or superseded hereby.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

The following documents filed by the Registrant with the Commission are incorporated by reference into this Registration Statement:

(a) The contents of the Prior Registration Statements;

(b) The Registrant’s Annual Report on Form 10-K for the year ended September 30, 2023, filed with the Commission on December 7, 2023;

(c) The Registrant’s Quarterly Reports on Form 10-Q for the quarters ended: (i) December 31, 2023, filed with the Commission on February 8, 2024; (ii) March 31, 2024, filed with the Commission on May 9, 2024; and (iii) June 30, 2024, filed with the Commission on August 8, 2024;

(d) The Registrant’s Current Reports on Form 8-K, and/or amendments thereto, filed with the Commission on October 24, 2023, November 16, 2023, November 22, 2023, March 12, 2024, May 14, 2024, and June 27, 2024; and

(e) The description of the Company’s Common Stock filed as Exhibit 4.6 to the Registrant’s Annual Report on Form 10-K for the year ended September 30, 2019, filed with the Commission on December 5, 2019, and any amendment or report filed with the Commission for the purpose of updating such description.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this registration statement, and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which de-registers all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents, except as to any portion of any future annual, quarterly or current report of the Registrant or document that is not deemed filed under such provisions. Unless expressly incorporated into this registration statement, a report (or portion thereof) “furnished” on Form 8-K shall not be incorporated by reference into this registration statement. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 8. EXHIBITS

Exhibit Number	Description	Form	File No.	Exhibit Number	Filing Date
3.1	Amended and Restated Certificate of Incorporation	Form S-1/A	333-182186	3.1	July 5, 2012
3.2	Amended and Restated Bylaws	Form S-1/A	333-182186	3.2	July 5, 2012
4.1	Reference is made to Exhibits 3.1 and 3.2
4.2	Specimen Common Stock Certificate	Form S-1/A	333-182186	4.2	July 20, 2012
4.3	Form of Notice of Grant of Stock Unit Award	Form S-8	333-182886	4.2	July 27, 2012
4.4	Form of Registration Rights Agreement	Form S-1/A	333-182186	4.3	July 5, 2012
4.5	Form of Notice of Stock Grant Award	10-K	001-35608	4.5	December 5, 2019
4.6	Description of Capital Stock	10-K	001-35608	4.6	December 5, 2019
5.1	Opinion letter of Holland & Hart LLP	-	-	-	-
10.1	Natural Grocers by Vitamin Cottage, Inc. 2012 Omnibus Incentive Plan, as amended	8-K	001-35608	10.1	March 12, 2024
23.1	Consent of Holland & Hart LLP (included in Exhibit 5.1)	-	-	-	-
23.2	Consent of KPMG LLP	-	-	-	-
107	Filing Fee Table

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lakewood, State of Colorado, on this 8th day of August, 2024.

Natural Grocers by Vitamin Cottage, Inc.

By:	/s/ KEMPER ISELY
Kemper Isely,
Co-President

Name	Title	Date

/s/ KEMPER ISELY	(Principal Executive Officer, Co-President,	August 8, 2024
Kemper Isely	Chairman and Director)

/s/ ZEPHYR ISELY	(Principal Executive Officer, Co-President and	August 8, 2024
Zephyr Isely	Director)

/s/ TODD DISSINGER	(Principal Financial and Accounting Officer,	August 8, 2024
Todd Dissinger	Chief Financial Officer)

/s/ ELIZABETH ISELY	Director	August 8, 2024
Elizabeth Isely

/s/ HEATHER ISELY	Director	August 8, 2024
Heather Isely

/s/ SANDRA BUFFA	Director	August 8, 2024
Sandra Buffa

/s/ EDWARD CERKOVNIK	Director	August 8, 2024
Edward Cerkovnik

/s/ RICHARD HALLé	Director	August 8, 2024
Richard Hallé

/s/ DAVID ROONEY	Director	August 8, 2024
David Rooney